As filed with the Securities and Exchange Commission December 13, 1996

                                                 Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                    --------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                 --------------

                            CHARTWELL RE CORPORATION
             (Exact name of registrant as specified in its charter)

                               Delaware 41-1652573
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                      Four Stamford Plaza, P. O. Box 120043
                        Stamford, Connecticut 06912-0043
              (Address of registrant's principal executive offices)
                               ------------------

                         CHARTWELL RE CORPORATION 401(k)
                               PROFIT SHARING PLAN
                            (Full title of the plan)

                               KATHLEEN M. CARROLL
                       Vice President and General Counsel
                            CHARTWELL RE CORPORATION
                      Four Stamford Plaza, P. O. Box 120043
                        Stamford, Connecticut 06912-0043
                     (Name and address of agent for service)
                                 (203) 705-2530
                     (Telephone number, including area code,
                          of agent for service) Copies
                                       to:
                             PETER R. O'FLINN, ESQ.
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

  Title of                    Proposed maximum  Proposed maximum    Amount of
securities to   Amount to be  offering price    aggregate offering  registration
be registered*  registered       per unit**        price**            fee
--------------------------------------------------------------------------------
Common Stock,   100,000 shares   $26.125           $2,612,500       $900.86
par value
$0.01 per share
================================================================================
*In addition, pursuant to Rule 416(C) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

**Determined on the basis of the average of the reported high and low sales prices on December 9, 1996 in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee pursuant to Rule 457(h).
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by Chartwell Re Corporation (the "Company" or "Chartwell") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         3. The Company's Current Reports on Form 8-K dated October 18, 1996 and November 20, 1996.

         4. The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form S-1, Registration No. 333-678, filed with the Commission on January 26, 1996, as amended on February 5, 1996, February 29, 1996 and March 4, 1996, and as updated by pertinent information furnished in subsequent reports filed pursuant to Section 13 of the Exchange Act.

         An Annual Report on Form 11-K for the Chartwell Re Corporation 401(k) Profit Sharing Plan (the "Plan") for its fiscal year ended December 31, 1995 is being filed pursuant to Section 15(d) of the Exchange Act concurrently with the filing of this Registration Statement.

         All documents filed by the Company and the Plan with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company hereby undertakes to provide without charge to each participant in the Plan, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Registration Statement by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Kathleen M. Carroll, Vice President and General Counsel, Chartwell Re Corporation, Four Stamford Plaza, P. O. Box 120043, Stamford, Connecticut 06912-0043, telephone number: (203) 705-2530.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The financial statements and schedules of the Company, which are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent public accountants, as indicated in their reports with respect thereto. Such financial statements and schedules are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Said firm is not employed by the Company on a contingent fee basis and has no ownership or other interest in the Company or a subsidiary of the Company.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware grants each corporation thereunder, such as the Company, the power to indemnify directors and officers under certain circumstances. The Company's Amended and Restated By-Laws (as currently in effect) provide for indemnification of directors and officers to the fullest extent permitted by law.

         Section 145 of the General Corporation Law of the State of Delaware provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Amended and Restated By-Laws of the Company provides that (I) the Company shall indemnify any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was a director or officer of the Company serving at its request as a director, officer, employee or agent of another enterprise and (ii) the Company shall pay the expenses, including attorneys' fees, reasonably incurred by a director or officer in connection with such action, suit or proceeding if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company shall pay such expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified with respect to such amount by the Company. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Policies of insurance are maintained under which the Company's directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         Exhibit No.

         4(a) Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1(File No. 333-678))

         4(b) Amended and Restated By-laws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 File No. 333-678))

         4(c)  Chartwell Re Corporation 401(k) Profit Sharing Plan, as amended

         23    Consent of Deloitte & Touche LLP

         24    Powers of Attorney (see signature pages)

         The Company undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.


Item 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(I) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of December, 1996.


                                          CHARTWELL RE CORPORATION



                                          By: /s/ Richard E. Cole
                                              -----------------------
                                              Richard E. Cole
                                              Chairman of the Board of Directors
                                              Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Chartwell Re Corporation whose signature follows constitutes and appoints each of RICHARD E. COLE, STEVEN J. BENSINGER, CHARLES E. MEYERS and KATHLEEN M. CARROLL as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to all intents and purposes and as fully as such person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated.

Signature                                                            Date
---------                                                            ----



/s/ Richard E. Cole                                           December 10, 1996
-------------------------------
Richard E. Cole
Chairman of the Board and CEO
(principal executive officer)



 /s/ Steven J. Bensinger                                      December 10, 1996
-------------------------------
Steven J. Bensinger
Director



/s/ Jacques Q. Bonneau                                        December 10, 1996
-------------------------------
Jacques Q. Bonneau
Director



/s/ David J. Callard                                          December 10, 1996
-------------------------------
David J. Callard
Director



/s/ Robert M. DeMichele                                       December 10, 1996
-------------------------------
Robert M. DeMichele
Director



/s/ Greg S. Feldman                                           December 10, 1996
-------------------------------
Greg S. Feldman
Director



/s/ Stephen L. Green                                          December 10, 1996
-------------------------------
Stephen L. Green
Director



/s/ Frank E. Grzelecki                                        December 10, 1996
-------------------------------
Frank E. Grzelecki
Director

Signature                                                            Date
---------                                                            ----



/s/ Charles E. Meyers                                         December 10, 1996
-------------------------------
Charles E. Meyers
Senior Vice President and
Chief Financial Officer
(principal financial officer)



/s/ William R. Miller                                         December 10, 1996
-------------------------------
William R. Miller
Director



/s/ Lunsford S. Richardson                                    December 10, 1996
-------------------------------
Lunsford Richardson, Jr.
Director



/s/ Richard B. Primerano                                      December 10, 1996
-------------------------------
Richard B. Primerano
Vice President and Controller
(principal accounting officer)



/s/ Stuart S. Richardson                                      December 10, 1996
-------------------------------
Stuart S. Richardson
Director



/s/ John Sagan                                                December 10, 1996
-------------------------------
John Sagan
Director



/s/ Bruce W. Schnitzer                                        December 10, 1996
-------------------------------
Bruce W. Schnitzer
Director

Signature                                                            Date
---------                                                            ----


/s/ Bryan Kellett                                             December 10, 1996
------------------------------
Bryan Kellett
Director

         Pursuant to the requirements of the Securities Act of 1933, the Chartwell Re Corporation 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on this 10th day of December, 1996.


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the Chartwell Re Corporation 401(k) Profit Sharing Plan, and each of the undersigned persons, hereby constitutes and appoints each of RICHARD E. COLE and STEVEN J. BENSINGER, as its/his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for it/him/her and in its/his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to all intents and purposes and as fully as the said Plan itself and each said person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


CHARTWELL RE CORPORATION
401(k) PROFIT SHARING PLAN


By:   /s/ Kathleen M. Carroll      )     Members of the Administration
      -----------------------------)     Committee for the Chartwell Re
      Kathleen M. Carroll, Trustee )     Corporation 401(k) Profit Sharing Plan
                                   )
                                   )
By:   /s/ Charles E. Meyers        )
      -----------------------------)
      Charles E. Meyers, Trustee   )

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Members of the Administration Committee for the Chartwell Re Corporation 401(k Profit Sharing Plan:


Signature                                                             Date
---------                                                             ----



By:    /s/ Kathleen M. Carroll                                December 10, 1996
       ------------------------------
       Kathleen M. Carroll, Trustee



By:    /s/ Charles E. Meyers                                  December 10, 1996
       -------------------------------
       Charles E. Meyers, Trustee

                                  EXHIBIT INDEX

Exhibit
  No.                                                                Page No.

4(a) Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-678))

4(b) Amended and Restated By-laws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-678))

4(c)      Chartwell Re Corporation 401(k) Profit Sharing Plan, as amended

23        Consent of Deloitte & Touche LLP

24        Powers of Attorney (see signature pages)